June 19, 2013

SECURITIES  EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control



RE	American Depositary Shares
evidenced by the American
Depositary Receipts of
MTU Aero Engines Holdings
AG
Form F6 File No 333154248


Ladies and Gentlemen

Pursuant to Rule 424b3 under the
Securities Act of 1933, as amended,
on behalf of The Bank of New York
Mellon, as Depositary for securities
against which American Depositary
Receipts ADRs are to be issued, we
attach a copy of the new prospectus
Prospectus reflecting the change in
name from MTU Aero Engines
Holdings AG to MTU Aero Engines
AG and the removal of the Par
Value.
As required by Rule 424e, the upper
right hand corner of the Prospectus
cover page has a reference to Rule
424b3 and to the file number of the
registration statement to which the
Prospectus relates.

Pursuant to Section III B of the
General Instructions to the Form F6
Registration Statement, the
Prospectus consists of the ADR
certificate with the revised name
change for MTU Aero Engines
Holdings AG.
The Prospectus has been revised to
reflect the removal of the Par Value
and to reflect the new name as
follows
MTU Aero Engines AG
Please contact me with any questions
or comments at 212 8152301


Paul Brophy
Senior Associate
The Bank of New York Mellon
ADR Division


Encl.
CC Paul Dudek, Esq. Office of
International Corporate Finance







Depositary Receipts